                                                                      EXHIBIT 21

                                SUBSIDIARIES OF
                              APPLE COMPUTER, INC*

                                                                JURISDICTION
NAME                                                          OF INCORPORATION
----                                                          ----------------
Apple Computer, Inc. Limited................................      Ireland
Apple Computer Limited......................................      Ireland
Apple Computer International................................      Ireland
Apple Japan, LLC............................................       Japan
Apple Computer B.V..........................................    Netherlands
Apple Computer (UK) Ltd.....................................  United Kingdom
A C Real Properties, Inc....................................   United States

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*   Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Apple Computer, Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.